SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

DATE OF REPORT
July 1, 2002
(Date of earliest event reported)

COMMISSION FILE NUMBER 0-23732

WINSTON HOTELS, INC.

(Exact name of registrant as specified in its charter)

North Carolina (State of incorporation)	56-1624289 (I.R.S. Employer Identification No.)

2626 Glenwood Avenue
Raleigh, North Carolina 27608
(Address of principal executive offices)
(Zip Code)

(919) 510-6010
(Registrant’s telephone number, including area code)

Item 2. Acquisition or Disposition of Assets

Effective July 1, 2002, Winston Hotels, Inc. (the “Company”), through its taxable REIT subsidiary, Barclay Hospitality Services Inc., (“Barclay”) acquired the leasehold interests for 47 of its hotels from CapStar Winston Company, L.L.C., a wholly owned subsidiary of MeriStar Hotels & Resorts, Inc., (“MeriStar”). The net purchase price of approximately $19.1 million, as determined and subject to adjustment by the Leasehold Acquisition Agreement filed herewith as Exhibit 10.1, was based upon an initial $17.0 million purchase price for the leasehold interests, adjusted in part for additional assets purchased, liabilities assumed, and accrued interest. This payment represents the cancellation of an executory contract and has been expensed on June 28, 2002.

Under the REIT Modernization Act, which became effective January 1, 2001, the Company is permitted to lease its hotels to wholly owned taxable REIT subsidiaries, provided that the subsidiary lessees engage a third-party management company to manage the hotels. Simultaneous with acquiring the leasehold interests, Barclay entered into new management contracts with MeriStar for 39 of the 47 hotels covered by the leases. These five-year contracts are terminable by Barclay after the first anniversary, subject to certain limitations. Of the remaining eight hotels, seven will continue to be managed under new contracts by Interstate Management and Investment Corporation and one by Hilton Hotels Corporation. Three other hotels that the Company has an ownership interest in will continue to by operated under long-term leases with third parties.

Item 7. Financial Statements and Exhibits

(a) Financial Statements of Business Acquired

Even though the $17.0 million purchase price for the leasehold interests will be expensed, pursuant to Rules 3-05 and 11-01(d) of Regulation S-X, the transaction constitutes an acquisition of a business subject to the reporting requirements of Item 2, Acquisition or Disposition of Assets. Financial statements of the acquired business required by this item are incorporated by reference in this Form 8-K from the Company’s Annual Report on Form 10-K for the year ended December 31, 2001, filed with the Securities and Exchange Commission on March 15, 2002, the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2002, filed with the Securities and Exchange Commission on May 7, 2002.

(b) Pro Forma Financial Information

Pro Forma Financial Information of the acquired business required by this Item is not included in this initial report on Form 8-K. Such pro forma financial information will be filed by amendment to this report on Form 8-K as soon as it is available, but in no event later than sixty (60) days after the date of this initial report.

(c) Exhibits

10.1	Leasehold Acquisition Agreement, dated June 28, 2002, by and among CapStar Winston Company, LLC, MeriStar Management Company, LLC, Winston Hotels, Inc., WINN

Limited Partnership, Evanston Hotel Associates, LLC, Marsh Landing Hotel Associates, LLC, and Barclay Hospitality Services, Inc. The Agreement is effective July 1, 2002.

10.2	Hotel Management Agreement, dated July 1, 2002, between Barclay Hospitality Services, Inc. (“Lessee”), a North Carolina corporation, and MeriStar Management Company, L.L.C. (“Operator”), a Delaware limited liability company.

10.3	Form of Leases previously filed as an exhibit to Winston Hotels, Inc.’s registration statement on Form S-11 (Registration No. 33-91230) effective May 11, 1995.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

Winston Hotels, Inc.

Date: July 15, 2002	/s/ Joseph V. Green
Joseph V. Green
Executive Vice President and
Chief Financial Officer
(Authorized officer and Principal Financial Officer)

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